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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               EQUITY RESIDENTIAL
             (Exact Name of Registrant as Specified in its Charter)


                MARYLAND                                13-3675988
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

          TWO NORTH RIVERSIDE PLAZA, SUITE 400, CHICAGO, ILLINOIS 60606
               (Address of principal executive offices) (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [ ]

         Securities Act registration statement file number to which this form relates: 333-45533

        Securities to be registered pursuant to Section 12(b) of the Act:

   DEPOSITARY SHARES EACH REPRESENTING
     A 1/10 FRACTIONAL INTEREST IN A
        6.48% SERIES N CUMULATIVE
REDEEMABLE PREFERRED SHARE OF BENEFICIAL
  INTEREST (PAR VALUE $0.01 PER SHARE)
  (LIQUIDATION PREFERENCE EQUIVALENT TO        THE NEW YORK STOCK EXCHANGE, INC.
      $25.00 PER DEPOSITARY SHARE)              (Name of each exchange on which
            (Title of Class)                    each Class is to be Registered)

     Securities to be registered pursuant to Section 12(g) of the Act: NONE


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

   (a)   Regulation S-K Item 202(a)

         "Description of Shares of Beneficial Interest" and "Description of Depositary Shares," pp. 5 through 19, inclusive, of the final Prospectus, dated March 25, 1998, and "Description of Series N Preferred Shares and Depositary Shares," pp. S-11 through S-17, inclusive, of the final Prospectus Supplement of the Registrant, dated May 20, 2003, filed on May 22, 2003, with the Securities and Exchange Commission, File No. 333-45533, pursuant to Rule 424(b)(5), are hereby incorporated herein by reference. The Registrant has filed an application for listing of the Depositary Shares of the Registrant to which this Form 8-A applies on the New York Stock Exchange.

   (b)   Regulation S-K Item 202(b)-(f)

         Not applicable.

ITEM 2.  EXHIBITS.

Exhibit
Number     Description of Exhibit
-------    ----------------------

   1.1 Form S-3 Registration Statement of the Registrant, declared effective on February 27, 1998, by the Securities and Exchange Commission, File No. 333-45533, is hereby incorporated hereby reference.

   3.1(1) Second Amended and Restated Declaration of Trust of the Registrant dated May 30, 1997 ("Declaration of Trust").

   3.2(2)  Articles Supplementary to Declaration of Trust dated September 22,
           1997.

   3.3(3)  Articles Supplementary to Declaration of Trust dated September 30,
           1998.

   3.4(4)  Articles Supplementary to Declaration of Trust dated September 27,
           1999.

   3.5(5) Certificate of Correction to Articles Supplementary to Declaration of Trust dated July 6, 2000.

   3.6(4)  Articles Supplementary to Declaration of Trust dated March 3, 2000.

   3.7(4)  Articles Supplementary to Declaration of Trust dated March 23, 2000.

   3.8(4)  Articles Supplementary to Declaration of Trust dated May 1, 2000.


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   3.9(4)    Articles Supplementary to Declaration of Trust dated August 11,
             2000.

   3.10(4)   Articles Supplementary to Declaration of Trust dated December 8,
             2000.

   3.11(5)   Articles Supplementary to Declaration of Trust dated March 23,
             2001.

   3.12(5)   Articles Supplementary to Declaration of Trust dated June 22, 2001.

   3.13(5)   Articles Supplementary to Declaration of Trust dated December 14,
             2001.

   3.14(5)   Articles of Amendment to Declaration of Trust dated December 12,
             2001.

   3.15(6)   Articles of Amendment to the Declaration of Trust dated May 15,
             2002.

   3.16(7)   Fourth Amended and Restated Bylaws of the Registrant.

   3.17 Form of Articles Supplementary to the Declaration of Trust relating to the 6.48% Series N Cumulative Redeemable Preferred Shares of Beneficial Interest.

   3.18 Form of Specimen Depositary Receipt evidencing Depositary Shares, each Depositary Share representing a 1/10 fractional interest in a 6.48% Series N Cumulative Redeemable Preferred Share of Beneficial Interest.

   3.19 Deposit Agreement dated June 19, 2003 by and between the Registrant, EquiServe Trust Company, N.A. and EquiServe, Inc.


--------

1 Included as an exhibit to the Registrant's Form 8-K dated May 30, 1997, filed on June 5, 1997.

2  Included as an exhibit to the Registrant's Form 8-A filed September 19, 1997.

3  Included as an exhibit to the Registrant's Form 8-A filed October 16, 1998.

4 Included as an exhibit to the Registrant's Form 10-K for the year ended December 31, 2000.

5 Included as an exhibit to the Registrant's Form 10-K for the year ended December 31, 2001.

6 Included as an exhibit to the Registrant's Form 10-Q for the quarterly period ended June 30, 2002.

7 Included as an exhibit to the Registrant's Form 10-Q for the quarterly period ended June 30, 2001.


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  June 19, 2003


                                              EQUITY RESIDENTIAL



                                              By: /s/ BRUCE C. STROHM
                                                 -------------------------------
                                                 Bruce C. Strohm
                                                 Executive Vice President,
                                                 General Counsel and Secretary